As filed with the Securities and Exchange Commission on May 24, 2005
	                    Registration No. 333-


                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                    ----------------------------------

                                 FORM S-8

                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933

                       GENERAL CABLE CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


         Delaware                                  06-1398235
-------------------------------               ------------------
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)


                           4 Tesseneer Drive
                  Highland Heights, Kentucky 41076
         ---------------------------------------------------
         (Address of principal executive offices) (Zip Code)



                       GENERAL CABLE CORPORATION
                       2005 STOCK INCENTIVE PLAN
                       -------------------------
                       (Full title of the plan)



                          GREGORY B. KENNY
                President and Chief Executive Officer
                     General Cable Corporation
                          4 Tesseneer Drive
                  Highland Heights, Kentucky  41076
                           (859) 572-8000
   -------------------------------------------------------------
               (Name and address of agent for service)
   (Telephone number, including area code, of agent for service)

                    Copies of Communications to:

                     Robert J. Siverd, Esquire
                     General Cable Corporation
                         4 Tesseneer Drive
                  Highland Heights, Kentucky 41076
                          (859) 572-8000

                     Alan H. Lieblich, Esquire
                          Blank Rome LLP
                         One Logan Square
                  Philadelphia, Pennsylvania 19103
                          (215) 569-5500

                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------

                                               Proposed       Proposed
                                               maximum         maximum
    Title of securities       Amount to be  offering price    aggregate        Amount of
     To Be registered          registered     per share     offering price  registration fee
----------------------------  ------------  --------------  --------------  ----------------

Common Stock, par value $.01  1,800,000(1)  $14.05(2)       $25,290,000     $2,976.63

----------------------------


(1)  Represents the total number of shares of General Cable Corporation common stock, par value $.01 per share ("Common Stock"), currently reserved or available for issuance as awards pursuant to the General Cable Corporation 2005 Stock Incentive Plan

(2)  Estimated solely for purposes of calculating the amount of the registration fee pursuant to
Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low prices of Common Stock reported on the New York Stock
Exchange as of May 17, 2005.


     In accordance with Rule 416 under the Securities Act, this registration statement also covers such indeterminate number of additional shares as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                                    PART I
                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     General Cable Corporation (the "Registrant") is filing this registration statement on Form S-8 (the "Registration Statement") in order to register 1,800,000 shares of common stock, par value $.01 per share
("Common Stock"), under the General Cable Corporation 2005 Stock Incentive Plan (the "Plan").

     The documents containing the information required in Part I of the Registration Statement will be sent or given to each participant in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission but constitute, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

     Upon written or oral request by a participant in the Plan, the Registrant will provide to such participant, without charge, any document incorporated by reference in Item 3 of Part II of this Registration Statement, which is incorporated by reference into the Section 10(a) prospectus, and any document required to be delivered to a participant in the Plan pursuant to Rule 428(b) promulgated by the Commission under the Securities Act. All requests should be directed to Robert J. Siverd, Executive Vice President, General Counsel and Secretary of the Registrant at 4 Tesseneer Drive, Highland Heights, Kentucky 41076, telephone number
(859) 572-8000.

                               PART II
          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, as filed with the Commission, are incorporated by reference in this Registration Statement:

     (a) the Registrant's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2004;

     (b) all other documents filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2004; and

     (c) the description of the Registrant's Common Stock contained in the Registrant's Form 8-A (File No. 1-12983) filed with the Commission on May 13, 1997 to register Common Stock pursuant to Section 12(b) of the Exchange Act.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents.

Item 4.  Description of Securities.

        Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Robert J. Siverd, the Registrant's Executive Vice President, General Counsel and Secretary, provided an opinion, filed herewith as Exhibit 5.1, in connection with the securities being registered in the Registration Statement and is eligible to receive awards under the Plan.

Item 6.  Indemnification of Directors and Officers.

     Pursuant to the authority conferred by Section 102 of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), Article VII of the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") contains provisions which eliminate personal liability of members of its board of directors for violations of their fiduciary duty of care. Neither the DGCL nor the Certificate of Incorporation, however, limits the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase under circumstances where such payment or repurchase is not permitted under the DGCL, or obtaining an improper personal benefit.
Article VII of the Certificate of Incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Section 145 of the DGCL provides for the indemnification of certain persons, including directors, officers and employees of a corporation, under certain circumstances. Article XIV of the Registrant's Amended and Restated Bylaws states that the Registrant is obligated to provide indemnification to the fullest extent permitted by the DGCL as well as to indemnify any person who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant in which such person has been adjudged liable to the Registrant) by reason of the fact that such person is or was a director, officer or employee of the Registrant, or is or was a director, officer or employee of the Registrant serving at the request of the Registrant as a director, officer, member, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses, judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the case of any action, suit or proceeding by or in the right of the Registrant in which such person shall have been adjudged to be liable to the Registrant, such person shall be indemnified only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     The Registrant currently maintains an insurance policy that provides coverage pursuant to which the Registrant is to be reimbursed for amounts it may be required or permitted by law to pay to indemnify directors and officers.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  	Exhibits.

Exhibit     Description of Exhibit
-------     ----------------------------------------------------------------
 4.1        Amended and Restated Certificate of Incorporation of the
            Registrant, incorporated by reference to an exhibit to the Registration Statement on Form S-1/A (File No. 333-22961) filed with the Commission on April 22, 1997.

 4.2 Amended and Restated Bylaws of the Registrant, incorporated by reference to an exhibit to the Registration Statement on Form S-1/A (File No. 333-22961) filed with the Commission on
            April 22, 1997.

 5.1        Opinion of Robert J. Siverd, Esquire.

23.1        Consent of Robert J. Siverd, Esquire (included in Exhibit 5.1).

23.2        Consent of Deloitte & Touche LLP.

24.1        Power of Attorney (included on the signature page).

Item 9.  	Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highland Heights, Commonwealth of Kentucky, on this 24th day of May 2005.

                                   GENERAL CABLE CORPORATION


                                   By: /s/ Gregory B. Kenny
                                       -------------------------------------
                                       Gregory B. Kenny
                                       President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gregory B. Kenny and Robert J. Siverd, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to enable the Registrant to comply with the provisions of the Securities Act and all requirements of the Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that each of the said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.


May 24, 2005                          /s/ Gregory B. Kenny
                                      --------------------------------------
                                      Gregory B. Kenny
                                      President, Chief Executive Officer
                                      (Principal Executive Officer) and
                                      Director

May 24, 2005                          /s/ Christopher F. Virgulak
                                      --------------------------------------
                                      Christopher F. Virgulak
                                      Executive Vice President, Chief
                                      Financial Officer and Treasurer
                                      (Principal Financial and Accounting
                                      Officer)

May 24, 2005                          /s/ John E. Welsh, III
                                      --------------------------------------
                                      John E. Welsh, III
                                      Non-Executive Chairman and Director

May 24, 2005                          /s/ Gregory E. Lawton
                                      --------------------------------------
                                      Gregory E. Lawton
                                      Director

May 24, 2005                          /s/ Craig P. Omtvedt
                                      --------------------------------------
                                      Craig P. Omtvedt
                                      Director

May 24, 2005                          /s/ Robert L. Smialek
                                      --------------------------------------
                                      Robert L. Smialek
                                      Director

                                EXHIBIT INDEX

Exhibit  Description of Exhibit
-------  -------------------------------------------------------------------
4.1      Amended and Restated Certificate of Incorporation of the
         Registrant, incorporated by reference to an exhibit to the Registration Statement on Form S-1/A (File No. 333-22961) filed with the Commission on April 22, 1997.

4.2 Amended and Restated Bylaws of the Registrant, incorporated by reference to an exhibit to the Registration Statement on Form S-1 (File No. 333-22961) filed with the Commission on April 22, 1997.

5.1      Opinion of Robert J. Siverd, Esquire.

23.1     Consent of Robert J. Siverd, Esquire (included in Exhibit 5.1).

23.2     Consent of Deloitte & Touche LLP.

24.1     Power of Attorney (included on the signature page).